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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 14, 2002

MANDALAY RESORT GROUP
EMPLOYEES' PROFIT SHARING
AND INVESTMENT PLAN
(Exact Name of Registrant as specified in its charter)

Nevada	1-8570	88-0121916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (702) 632-6700

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION INCLUDED IN THIS REPORT

Item 4.    Change in Certifying Accountant.

        On May 14, 2002, the Board of Directors of Mandalay Resort Group ("Mandalay"), the Plan Administrator of the Mandalay Resort Group Employees' Profit Sharing and Investment Plan (the "Plan") dismissed Arthur Andersen LLP ("Andersen") as its independent accountant and approved the selection of Deloitte & Touche LLP ("Deloitte") as Mandalay's independent auditors for the fiscal year ending January 31, 2003. The selection of Deloitte to replace Andersen was recommended to the Board of Directors by its Audit Committee. As a result of the action, Deloitte will audit the financial statements of the Plan for year ending December 31, 2001.

        The decision to change auditors was not the result of any disagreement with Andersen with respect to any reporting or disclosure requirement applicable to the Plan. The reports of Andersen on the Plan's financial statements for the fiscal years ended December 31, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2000 and 1999 and the interim period from January 1, 2001 through May 14, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the matter in their report. During such fiscal years and interim period there were no "reportable events", as that term is defined in paragraph (a)(1)(v) of Item 304 of Securities and Exchange Commission Regulation S-K ("Regulation S-K").

        Mandalay has requested Andersen to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements in the preceding paragraph. A copy of that letter, dated May 14, 2002 is filed as Exhibit 16 to this Current Report on Form 8-K.

        During the fiscal years ended December 31, 2000 and 1999 and the interim period prior to the engagement of Deloitte, Mandalay did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan's financial statements, or on any other matters or reportable events listed in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mandalay Resort Group, as Plan Administrator of the Mandalay Resort Group Employees' Profit Sharing and Investment Plan

Dated: May 14, 2002	By:	/s/ GLENN SCHAEFFER
Glenn Schaeffer President, Chief Financial Officer and Treasurer

Index to Exhibits

No.	Description
16	Letter from Arthur Andersen LLP

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INFORMATION INCLUDED IN THIS REPORT
Item 4. Change in Certifying Accountant .
Signatures
Index to Exhibits